Exhibit 10.21

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (“Agreement”), effective as of ___________________, (the “Effective Date”), is between Akanda Corp. (“Company”) and Kiran Sidhu (“Contractor”).

Scope of Services.

1. Company retains Contractor for consulting work pertaining to assisting the Company in increasing its enterprise value, in which the responsibilities of the Contractor are detailed in the list below:

i.	[Responsibilities];and

The Contractor shall provide the Services in a timely, professional manner. Contractor shall work commencing on the Effective date. Contractor is acting as an independent contractor, and not as an employee, agent or partner of Company. Contractor has and will fully comply with all applicable laws and regulations in fulfilling its obligations under this Agreement. For the avoidance of doubt, in connection with the performance of Services, neither the Consultant nor Kelly shall be involved in structuring any financing for the Company, engaging in credit-related activities in connection with any such financing, soliciting investors for a financing, handling any funds, or engaging in any similar activities in connection with a financing or otherwise.

2. Fees, Benefits and Taxes.

2.1. Fees. In exchange for the Services, Company will pay the Contractor $___________ USD.

2.2. No Benefits. As an independent contractor, Contractor is not eligible to participate in any of the Company’s employee benefit plans, programs or policies. Company will not provide workers’ compensation coverage for Contractor.

2.3. Expenses. The Independent Contractor will not be reimbursed for any out of pocket expenses incurred in connection with providing the Services. To clarify, all travel costs, equipment, consumables, additional labor and any other costs incurred by the Contractor in providing the Services are the responsibility of the Contractor.

2.4. Taxes and Other Expenses. Contractor is responsible for payment of all taxes relating to the fees paid by Company to Contractor, as well as any taxes or assessments relating to its employees and contractors.

3. Intellectual Property Rights.

3.1. For good and valuable consideration, receipt of which is hereby acknowledged, Contractor assigns to the Company exclusively all of Contractor’s rights, title and interest in and to any and all Intellectual Property Rights (as defined below) related specifically to the Company’s business or produced by Contractor in connection with her Services to the Company or using any confidential information or any other Company intellectual property (collectively, the “Company Developments”). To the extent applicable, each copyrightable Company Development and all related benefits will be deemed “work made for hire” and all right, title and interest in that work and those benefits will vest with the Company. Contractor represents and warrants that it has the right to transfer all its rights in the Company Developments to the Company. Contractor will take such actions and execute such documents as may be reasonably requested by the Company to fully effectuate the purpose and intent of this provision of including but not be limited to vesting sole and absolute ownership of the Company Developments in the Company. Contractor irrevocably appoints the Company and its duly authorized agents and officers as its attorney-in- fact, to act for and in its behalf to execute and file any application and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection with respect to the Company Developments with the same legal force and effect as if executed by Contractor if at any time the Company is unable, after reasonable effort, to secure Contractor’s signature on any letters patent, copyright or other analogous application relating to the Company Developments, for any reason whatsoever.

3.2. “Intellectual Property Rights” means all intellectual property rights, including patent rights, copyrights, moral rights, trademark rights, trade name rights, service mark rights, trade dress rights, trade secret rights, proprietary rights, privacy rights, and publicity rights, whether those rights have been filed or registered under any statute or are protected or protectable under applicable law.

3.3. For the avoidance of doubt, “Company Developments” include Intellectual Property Rights to cannabis extraction processes, assays and methodologies produced by Contractor in connection with its Services to the Company or using any confidential information or any other Company intellectual property.

4. Term; Termination.

4.1. Termination. This agreement is valid as of the effective date for 3 months. The Company may terminate this Agreement without cause upon thirty (30) days’ prior written notice to Contractor. Contractor may terminate this Agreement without cause upon thirty (30) days’ prior written notice to Company. Upon termination of this Agreement or upon request by Company at any time, Contractor will immediately return to Company all of Company’s documents, records, and other information. Contractor shall not retain copies of any of Company’s documents, records or other information after termination of this Agreement.

4.2. Effect of Termination. The following provisions will survive expiration of this Agreement or termination for any reason: Sections 4, 5, 6, 7, 8 and 9.

5. Representations and Warranties. Contractor represents, warrants and covenants that:

(a) Contractor has a valid business license and a permanent tax account number; (b) Contractor will make all applicable tax and social security reports, filings and payments required by the laws applicable to Contractor; (c) the Services will be performed in a professional and workmanlike manner in accordance with applicable commercial standards; (c) this Agreement is the legal valid and binding obligation of Contractor and is enforceable against Contractor in accordance with its terms; and (d) the performance of Services by Contractor under this Agreement does not and will not violate any agreements with or obligations Contractor may have to any other person or entity, and Contractor further agrees that Contractor will not use in the course of performing Services for Company or disclose to Company the confidential information of any other person or entity without the prior written consent of that person or entity. To the extent any materials used or delivered by Contractor contain matter proprietary to a third party, Contractor will obtain a license for Company to use any such proprietary matters.

6. Independent Contractor. Contractor agrees that Contractor is an independent contractor, that Contractor is not by this Agreement constituted or appointed the legal representative or agent of Company, and that Contractor does not have the right or authority to make directly or indirectly on behalf of Company any representation, warranty, guarantee or commitment, or to assume, execute or incur any liability or any obligation of any kind on behalf of Company, whether express or implied. Contractor is solely responsible for any employees it employs to provide the Services, including their compensation, payroll and other taxes, workers’ compensation insurance and any other costs, expenses or responsibilities typically associated with an employer. Contractor will maintain any licenses, permits and insurance coverages required to be maintained by an independent business and will be responsible for reporting and paying all taxes, fees and other expenses typically the responsibility of an independent busine ss. In performing the Services: (a) Contractor will not be under Company’s direction and control; (b) Contractor will determine the time and manner of providing the Services (c) Contractor will choose the location from which to provide the Services ; and (d) Contractor will provide equipment required to perform the service s. Contractor acknowledges that Contractor is engaged as an independent contractor by other entities to perform Services similar to the Services to be performed by Contractor under this Agreement.

7. Indemnification.

(a) The Contractor will indemnify, defend and hold Company and its affiliates harmless from and against any and all damages, costs and expenses (including reasonable defense costs, taxes, penalties, fines and interest) they incur in connection with a claim asserted by any third party against Company or its affiliates, directly or in directly, that arises from or relates to: (a) any breach by Contractor of any provision of this Agreement; (b) the gross negligence or willful misconduct of Contractor; (c) any violation of any applicable law by Contractor that adversely affects the Company or its affiliates; (d) Contractor’ s status as an independent contractor, including claims by any government entity for taxes, fees, penalties, interest or other costs and expenses, including those payable to any government entity, Contractor or other person or entity as a result of a determination that Contractor is not an independent contractor; or (e) any claim by an employee or contractor of Contractor; or (f) a claim that the Services or any Company Developments infringe that third party’s copyrights, patents, or other intellectual property rights; in each case, whether arising from or in connection with a demand, action , regulatory action, lawsuit , proceeding (including proceedings under the Canada Bankruptcy Code), judgment, settlement, appeal or other post judgment proceeding and whether asserted in contract, tort, strict liability or otherwise. Notwithstanding anything to the contrary herein, Contractor’ s total indemnity under any claim(s) hereunder is limited to US$ 100,000.

(b) The Company will indemnify, defend and hold Contractor, Kelly and their affiliates harmless from and against any and all damages, costs and expenses (including reasonable defense costs, taxes, penalties, fines and interest) they incur in connection with a claim asserted by any third party against Contractor or its affiliates, directly or in directly, that arises from or relates to: (a) any breach by Company of any provision of this Agreement; (b) the gross negligence or willful misconduct of the Company; (c) any violation of any applicable law by Company that adversely affects Contractor or its affilitaes; (d); or (e) a claim that the activities of the Company infringe that third party’s copyrights, patents, or other intellectual property rights; in each case, whether arising from or in connection with a demand, action, regulatory action, lawsuit, proceeding (including proceedings under the Canada Bankruptcy Code), judgment, settlement, appeal or other post judgment proceeding and whether asserted in contract, tort, strict liability or otherwise.

8. Nonsolicitation and Confidentiality.

8.1. Nonsolicitation. During the Term of this Agreement and for a period of twelve (12) months following the termination of this Agreement for any reason, Contractor will not: (a) induce, solicit, contact, or sell or attempt to sell Services or products similar to those sold by the Company to a current customer or prospective customer of the Company; (b) take any action that may cause, or causes, a supplier, vendor, current customer or prospective customer of the Company to: (i) reduce the volume of business it transacts with the Company, or (ii) divert or fail to tender new business opportunities or increased business to the Company; and/or (c) hire or solicit any employee, supplier, or vendor of the Company to leave employment or otherwise change or terminate its relationship with the Company, except with the explicit prior written consent of the Company, which may be withheld for any reason. “Current customer” means any person or entity to which the Company has sold products or Services within the one-year period preceding the termination of this Agreement. “Prospective customer” means any person or entity contacted by the Company or that the Company can prove it intended to contact within the one-year period preceding the termination of this Agreement.

8.2. Confidentiality.

(a) “Confidential Information” includes all trade secrets and all other proprietary or confidential information of Company, including its organization, business operations, relationships, finances, budgets, projections, marketing plans, strategies, forecasts, products, Services, prices, costs, customers and suppliers, to which Contractor has had or may have access. The term “Confidential Information” also includes all notes, records, drawings, specifications, data and other documentation about any of the matters described in the preceding sentence, whether prepared by Contractor or others, in any form, whether or not marked as “confidential” or “proprietary.” The term “Confidential Information” does not include any information that is generally available to and known by the general public without violating the terms of this Agreement.

(b) Contractor agrees to protect and keep secret all Confidential Information and will not use or disclose any Confidential Information to any person other than Company, its authorized employees and such other persons to whom Contractor has been instructed by Company to make disclosure, in each case only to the extent required in the course of Contractor’s service to Company. Because Contractor has had or may have access to the confidential information of third parties with whom Company does business, Contractor will treat that information with the same degree of care and subject to the same obligations and restrictions as required by this Agreement for Company’s Confidential Information. Contractor’s obligations under this Section with respect to any particular Confidential Information of Company, as well as the confidential information of others, will expire only at such time as that information ceases to be Confidential Information.

8.3. Remedies. Contractor consents and agrees that it would be difficult to measure damages from any breach of this Sections 8 and that monetary damages would be an inadequate remedy for any such breach. Accordingly, Contractor agrees that upon a breach of this Section 8, the Company will be entitled, in addition to any other remedy it may have in law or in equity, to an injunction or other appropriate order to restrain any such breach, without showing or proving any actual damage sustained, and without posting a bond or other undertaking.

8.4. Contractor’s Acknowledgement. Contractor acknowledges that the nom-solicitation and confidentiality restrictions in Section 8 will not interfere with Contractor’s ability to make a living performing the type of Services Contractor performs as an independent contractor.

9. General Provisions.

9.1. Notices. Any notice under this Agreement will be in writing and will be effective when either delivered in person or deposited as registered or certified mail, postage prepaid, addressed to the party at the address set forth below that party’s signature line at the end of this Agreement, or sent by e-mail to the e-mail address set forth below. Either party may by written notice to the other party designate a different address.

9.2. Governing Law; Dispute Resolution. This Agreement will be governed by and interpreted in accordance with the laws of British Columbia and the laws of Canada applicable therein. Any controversy, claim or dispute arising out of or relating to this Agreement shall be resolved through final and binding arbitration near contractor’s residence or other location agreed to by the parties, conducted by and according to the rules of the courts of British Columbia. Pending the outcome of arbitration, either party may apply to a court of competent jurisdiction for provisional process, specific performance and /or injunctive relief. The arbitrator’s decision may be entered and enforced in any court of competent jurisdiction.

9.3. Entire Agreement ; Amendments. This Agreement and any agreements referenced and incorporated herein, contain the entire agreement of the parties with respect to the matters covered, and no other previous agreement, statement or promise made by either party to this Agreement that is not contained in the terms of this Agreement will be binding or valid. This Agreement may be amended only in writing by both parties to the Agreement.

9.4. Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and authorized assigns.

9.5. Attorneys’ Fees. The prevailing party in any arbitration or court action arising from or relating to this Agreement, including any appeals, will be entitled to an award of its reasonable attorneys’ fees, costs and disbursements, as determined by the arbitrator or courts before which the action or appeal is tried or heard.

9.6. Severability. Contractor hereby agrees that each provision in this Agreement will be treated as a separate and independent clause, and the unenforceability of any one clause will in no way impair the enforceability of any of the other clauses in this Agreement. Moreover, if any provision of this Agreement is for any reason be held to be void or unenforceable as written, the parties intend that (a) such provision of the Agreement be enforced to the extent permitted by law, and (b) the balance of the Agreement remain in full force and effect.

9.7. Interpretation. Section and paragraph headings are for convenience only and do not affect the meaning or interpretation of this Agreement. The words “includes” and “including” are not limited in any way and mean “includes or including without limitation.” Both parties have had the opportunity to have this Agreement reviewed by their attorneys. Therefore, no rule of construction or interpretation that disfavors the party drafting this Agreement or any of its provisions will apply to the interpretation of this Agreement. Instead, this Agreement will be interpreted according to the fair meaning of its terms.

9.8. Final Agreement. Both parties agree as the date of this agreement that neither party owes the other party any consideration.

Balance of page intentionally left blank – signature page follows

IT IS SO AGREED:

COMPANY	CONTRACTOR

AKANDA CORP.	Kiran Sidhu

By:	By:
Signature	Signature:	Kiran Sidhu
Address:	Address:

E-mail:	E-mail: